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EXHIBIT 10(D)

                       THE DAYTON POWER AND LIGHT COMPANY

                             KEY EMPLOYEES DEFERRED
                                COMPENSATION PLAN

                     (AS AMENDED THROUGH DECEMBER 31, 2000)


1.   GENERAL.

     Effective January 1, 1991, this document ("Plan"), which supersedes the Deferred Compensation Plan for Key Employees of The Dayton Power and Light Company as in effect on September 1, 1985, as amended effective January 1, 1989 (the "Prior Plan"), continues a program established for the purpose of providing deferred compensation for a select group of management employees.

2.   DEFINITIONS.

     A. "Board of Directors" means The Board of Directors of DPL Inc. in place from time to time prior to a Change of Control.

     B. "CEO" means the Chief Executive Officer of DPL duly installed, from time to time, prior to a Change of Control. However, "Committee" will be substituted for "CEO" in discussing the CEO's rights and benefits in the Plan.

     C. "Change of Control" means any change in control of DPL, or its principal subsidiary, DP&L, of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as determined by the Board of Directors in its sole discretion; provided that, without limitation, such a Change of Control shall be deemed to have occurred if (i) any "person" (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act; hereafter, a "Person") other than DPL or DP&L or an entity then directly or indirectly controlling, controlled by or under common control with DPL or DP&L is on the date hereof or becomes or commences a tender offer to become the beneficial owner, directly or indirectly, of securities of DPL or DP&L representing (A) 15% or more of the combined voting power of the then outstanding securities of DPL or DP&L if the acquisition of such beneficial ownership or such tender offer is not approved by the Board of Directors prior to the acquisition or the commencement of such tender offer or (B) 50% or more of such combined voting power in all other cases; (ii) DPL or DP&L enters into an agreement to merge or consolidate itself, or an agreement to consummate a "combination" or "majority share acquisition" in which it is the "acquiring corporation" (as such terms are defined in Ohio Rev. Code ss.1701.01 as in effect on December 31, 1990) and in which shareholders of DPL or DP&L, as the case may be, immediately prior to entering into such agreement, will beneficially own, immediately after the effective time of the merger,


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consolidation, combination or majority share acquisition, securities of DPL or
DP&L or any surviving or new corporation, as the case may be, having less than 50% of the "voting power" of DPL or DP&L or any surviving or new corporation, as the case may be, including "voting power" exercisable on a contingent or deferred basis as well as immediately exercisable "voting power", excluding any merger of DPL into DP&L or of DP&L into DPL; (iii) DPL or DP&L enters into an agreement to sell, lease, exchange or otherwise transfer or dispose of all or substantially all of its assets to any Person other than to a wholly owned subsidiary or, in the case of DP&L, to DPL or a wholly owned subsidiar(ies) of DPL; but not including (A) a mortgage or pledge of assets granted in connection with a financing or (B) a spin-off or sale of assets if DPL continues in existence and its common shares are listed on a national securities exchange, quoted on the automated quotation system of a national securities association or traded in the over-the-counter market; (iv) any transaction referred to in (ii) or (iii) above is consummated; or (v) those persons serving as directors of DPL or DP&L on February 1, 2000 (the "Original Directors") and/or their Successors do not constitute a majority of the whole Board of Directors of DPL or DP&L, as the case may be (the term "Successors" shall mean those directors whose election or nomination for election by shareholders has been approved by the vote of at least two-thirds of the Original Directors and previously qualified Successors serving as directors of DPL or DP&L, as the case may be, at the time of such election or nomination for election).

     D. "Committee" means the Compensation and Management Review Committee of the Board of Directors of DPL Inc. or such other committee(s) as the Board of Directors of DPL Inc. may designate from time to time to administer the Plan.

     E. "Company" means The Dayton Power and Light Company ("DP&L"), DPL Inc. ("DPL") and any entity which, prior to a Change of Control, is controlling, controlled by or under common control with DP&L or DPL Inc.

     F. "Compensation" means amounts payable by the Company to a Participant in the form of salary and/or incentive awards.

     G. "Deferral Form" means the form attached hereto as Exhibit A (or such other form as the Committee may designate from time to time) or any forms filed under the Prior Plan pursuant to which a Participant (hereinafter defined) may elect to defer his/her Compensation.

     H. "Election Form" means the form attached hereto as Exhibit A (or such other form as the Committee may designate from time to time) pursuant to which a Participant may elect the form and timing of payments under this Plan.

     I. "Eligible Participant" means any Participant who is employed by the Company as of October 1, 1996 or at any time thereafter.


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     J. "Other Participant" means any Participant whose employment with the
Company terminated (by reason of retirement or otherwise) prior to October 1, 1996.

     K. "Participant" means any officer or management key employee of the Company designated by the CEO prior to a Change of Control.

     L. "Unreimbursed Amount" means, at any time as to any Eligible Participant who, either directly or through any affiliate, including through a trust established by such Eligible Participant, has entered into a split-dollar life insurance arrangement with the Company, the amount of such Eligible Participant's or affiliate's then obligation to reimburse the Company under such split-dollar arrangement for life insurance premiums paid by the Company.

3.   ELECTION TO DEFER AND ACCOUNT DESIGNATION.

     A. ELECTION TO DEFER. The Company has established a Standard Deferral Account for each Participant to which (i) deferred Compensation has been or will be credited from time to time pursuant to Section 3(B) hereof and (ii) in the case of certain of the Participants, amounts have been credited pursuant to the second, third and fourth paragraphs of this Section 3(A). By delivering a Deferral Form to the Secretary of the Company on or before December 31 preceding the calendar year such election is to be effective, a Participant may elect to defer Compensation relating to all future services, until such election is terminated in accordance with Section 6.

     Prior to December 31, 1999, Supplementary Deferral Accounts had been established under the Plan for certain Participants. Effective as of December 31, 1999, the present value, as determined by the Committee, of a Participant's Supplementary Deferral Account was credited to the Standard Deferral Account of such Participant. Accordingly, effective as of December 31, 1999, the Supplementary Deferral Accounts were terminated and no amounts are credited thereto.

     In addition, effective as of January 1, 2000, the participation in the Company's Supplemental Executive Retirement Plan (the "SERP") by certain of the Participants (the "Former SERP Participants") was terminated and, in connection therewith, the present value, as determined by the Committee, of a Former SERP Participant's accrued benefits under the SERP was credited to the Standard Deferral Account of such Former SERP Participant (the amount so credited to the Standard Deferral Account of a Former SERP Participant is hereinafter referred to as the "SERP Amount").

     Moreover, prior to December 31, 1999, certain participants (the "Electing Participants") in the Company's Management Stock Incentive Plan (the "MSIP") elected, as permitted by the MSIP, to convert a portion of their Earned Stock Incentive Units under the MSIP into cash and the amount each Electing Participant so elected to convert to cash was credited to the Standard Deferral Account of such Electing Participant


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under the Plan; further, as provided in Sections 8(e) and 10(b) of the MSIP, in the event the common shares of DPL Inc. cease to be listed on the New York Stock Exchange, or upon termination of a Participant's employment after a Change of Control, additional amounts may be credited to a Participant's Standard Deferral Account from the MSIP.

     B. STANDARD DEFERRAL ACCOUNT. All deferred amounts will be credited to each Participant's Standard Deferral Account. The Participants' Standard Deferral Accounts are established only as a mechanism for measuring the potential amount of cash or shares of DPL Inc. common stock which may be distributed under the Plan. DP&L shall retain beneficial ownership of all amounts credited to Participants' Standard Deferral Accounts and such deferred amounts will be subject to the claims of DP&L's creditors. No Participant or beneficiary has any property interest in deferred amounts or in any specific assets of the Company.

     C. INTEREST ON STANDARD DEFERRAL ACCOUNTS. For purposes of measuring the amounts which may be distributed under the Plan to the Participants, for periods prior to January 1, 2001, the Company credited interest to the Standard Deferral Account of each Other Participant on a quarterly basis, calculated by multiplying the balance in such account (including interest) on the first day of each month of the preceding quarter by one-twelfth of the simple average yield of the annualized AA utility bond averages as published monthly in Moody's Bond Survey for the preceding quarter. With respect to all amounts credited to the Standard Deferral Account of each Other Participant as of January 1, 2001 or at any time thereafter, such Standard Deferral Account shall be deemed invested in the Vanguard Total Bond Index Fund, or a comparable fund designated by the Committee in its sole discretion (the "Bond Fund"), and all dividends, interest, distributions and other amounts paid with respect to the Bond Fund shall be credited to the Standard Deferral Account of each Other Participant and shall be deemed reinvested in the Bond Fund.

     D. EARNINGS ON STANDARD DEFERRAL ACCOUNTS OF ELIGIBLE PARTICIPANTS. For purposes of measuring the amounts which may be distributed under the Plan to Eligible Participants, all amounts credited to the Standard Deferral Account of an Eligible Participant as of January 1, 1997 and all amounts thereafter credited to the Standard Deferral Account of an Eligible Participant pursuant to
Section 3(A), together with the amount of any dividends, interest, distributions or other amounts credited to such Standard Deferral Account pursuant to this
Section 3(D), shall be deemed invested in such "Eligible Investment Options" as such Eligible Participant may designate from time to time as provided herein. For purposes of the Plan, "Eligible Investment Options" means those securities, mutual funds or other investment vehicles set forth on Schedule I hereto, as such Schedule I may be modified from time to time by the Committee upon at least 30 days' prior written notice to the Eligible Participants.

     Subject to Section 3(E) hereof, each Eligible Participant shall have the option, by delivering to the Secretary


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of Company a completed Investment Option Election Form in the form attached hereto as Exhibit B (or such other form as the Committee may designate from time to time) on or prior to each such date as the Committee may specify from time to time for such purpose (each such date, an "Election Date"), to designate or change, in a percentage equal to at least 10%, the portions of such Eligible Participant's Standard Deferral Account which shall be deemed invested in each Eligible Investment Option as of such Election Date. Any such designation by an Eligible Participant shall remain in effect until changed in accordance with the preceding sentence or as provided in Section 3(E) hereof. Subject to Section 3(E) hereof, any increase in the percentage of an Eligible Participant's Standard Deferral Account deemed invested in an Eligible Investment Option effected on any Election Date shall be deemed to be a purchase of such Eligible Investment Option and any decrease in the percentage of an Eligible Participant's Standard Deferral Account deemed invested in an Eligible Investment Option effected on any Election Date shall be deemed to be a sale of such Eligible Investment Option, and any such purchase or sale shall be deemed to have occurred as of the last business day immediately prior to such Election Date at the closing price of such Eligible Investment Option on such date. In the absence of any such designation by an Eligible Participant with respect to all or any portion of his Standard Deferral Account, such Standard Deferral Account (or such portion) shall be deemed invested in the Bond Fund (as defined in Section 3(C) above), and the Bond Fund shall be an Eligible Investment Option for such Eligible Participant. All dividends, interest, distributions and other amounts paid or distributed from time to time with respect to any Eligible Investment Option in which all or any portion of an Eligible Participant's Standard Deferral Account is deemed invested shall be credited to such Eligible Participant's Standard Deferral Account and shall be deemed reinvested in such Eligible Investment Option.

     The Company shall not be required to purchase, hold or dispose of any Eligible Investment Options designated by Eligible Participants. To the extent that the Company does, in its discretion, purchase or hold any of the Eligible Investment Options designated by Eligible Participants, the same shall remain the sole property of the Company, subject to the claims of its general creditors, and shall not be deemed to form a part of any Eligible Participant's Standard Deferral Account, and no Participant shall have any property interest therein or claim thereto.

     E. INVESTMENT IN PRIVATE EQUITY INVESTMENTS. In its sole discretion the Committee may designate one or more Eligible Investment Options which, if purchased, may not be immediately saleable; such Eligible Investment Options may include interests in partnerships or other entities which are not readily tradable on an established securities market including, for purposes of illustration, interests in partnerships investing in private equity investments (collectively referred to herein as "Private Equity Investments"). The Committee may, in its sole discretion, establish procedures to regulate the ability of an Eligible Participant's designation of an Private Equity Investments as one of his or her Eligible Investment Options pursuant to Section


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3(D) hereof. Without limitation, these procedures may include the following:

                    (i) Limiting the right of an Eligible Participant to
               designate a Private Equity Investment to those Eligible Participants (a) who have a Standard Deferral Account balance greater than a specified minimum amount, and (b) whose payment dates, as specified in their Election Form, in the sole and unrestricted discretion of the Committee, are sufficiently deferred to allow for any Private Equity Investment to fully mature prior to payment of such Eligible Participant's Standard Deferral Account in the event the Company does choose to purchase such Eligible Investment Option;

     (ii)  Requiring a minimum dollar allocation to any Private Equity
           Investment;

     (iii) Restricting or eliminating an Eligible Participant's right to reallocate that portion of his Standard Deferral Account allocated to such Private Equity Investment until it has fully matured;

     (iv) Reallocation, by the Committee, to an Private Equity Investment previously designated by the Eligible Participant, of all or a portion of an Eligible Participant's Standard Deferral Account not so invested to the extent necessary to fully cover any capital calls made with respect to such Private Equity Investment (which reallocation shall proportionately reduce the amount which is deemed invested in each of the Eligible Participant's other Eligible Investment Options);

     (v) Establishing the date on which an Eligible Participant's Standard Deferral Account is deemed invested in a Private Equity Investment following such designation by the Eligible Participant.

In addition, notwithstanding anything in Section 4 hereof to the contrary, and notwithstanding any payment election specified in such Eligible Participant's Election Form, the Committee may, in its sole discretion, defer payment of any amounts credited to an Eligible Participant's Standard Deferral Account which have been deemed invested in a Private Equity Investment until any such Private Equity Investment has fully matured, and, in the case of partial distributions from an Eligible Participant's Standard Deferral Account, the Committee may reduce the amount which is deemed invested in each Eligible Investment Option other than such Private Equity Investment.

     F. UNREIMBURSED AMOUNTS. Notwithstanding any other provision of the Plan, in the event that there exists an Unreimbursed Amount as to an Eligible Participant, the Unreimbursed Amount of such Eligible Participant in effect from time to time shall reduce the amount of such Eligible Participant's Standard Deferral Account which would otherwise be deemed invested in Eligible Investment Options pursuant to


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Section 3(D) in the manner designated by such Eligible Participant in the
Investment Election Form most recently delivered to the Secretary of the Company or, failing such designation, shall proportionately reduce the amount which would otherwise be deemed invested in each Eligible Investment Option pursuant to Section 3(D).

4.   PAYMENTS UNDER THE PLAN.

     A. STANDARD DEFERRAL ACCOUNT. Subject to Section 3(E) hereof, amounts credited to a Participant's Standard Deferral Account, together with accumulated earnings, will be distributed in a lump sum or over a period of years, up to twenty, in such installments as specified in the Election Form, with such lump sum payment being made or such installment payments commencing, unless otherwise determined by the Committee in its discretion, on or prior to the January 31 immediately following:

               (i) The date, either before or after the termination of the Participant's employment, specified by the Participant in the Election Form; or

               (ii) Notwithstanding any provision to the contrary, no later than the date a Participant reaches an age at which the Participant may earn unlimited amounts without reduction of benefits under the Social Security Act and the regulations promulgated thereunder;

and with subsequent annual installments, if payments are to be made in annual installments, to be paid on or prior to each January 31 thereafter until all amounts credited to the Participant's Standard Deferral Account have been paid in full.

     For purposes of any distribution pursuant to this Section 4(A), the amount credited to an Eligible Participant's Standard Deferral Account on any date shall be equal to the value (determined on the basis of the closing prices on the last business day immediately preceding such date) of all Eligible Investment Options in which such Eligible Participants' Standard Deferral Account is deemed to be invested on such date pursuant to Section 3(D) and, in the case of a partial distribution from an Eligible Participant's Standard Deferral Account, the amount of such distribution shall proportionately reduce the amount which is deemed invested in each Eligible Investment Option pursuant to Section 3(D).

     Notwithstanding any other provision of the Plan (other than Section 4(C)) or any election made by a Former SERP Participant under the Plan or in any Election Form, no Former SERP Participant shall in any event be entitled to receive any payment under the Plan with respect to such Former SERP Participant's SERP Amount (or any earnings thereon) if, at the time of any such payment, and after giving effect thereto, the aggregate amount paid to such Former SERP Participant under the Plan with respect to such SERP Amount (and earnings) would exceed the aggregate amount which would have been paid to such Former


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SERP Participant if such SERP Amount had been paid to such Former SERP
Participant in three equal annual installments commencing on January 1, 2001. Notwithstanding the foregoing, any Former SERP Participant may receive payment of his SERP Amount (and earnings thereon) in accordance with Section 4(C).

     B. PAYMENT IN CASH OR STOCK. All distributions from a Participant's Standard Deferral Account will be paid in cash unless, within 30 days before each scheduled date for distribution of benefits, such Participant files an election with the Secretary of the Company to have benefits payable in the form of shares of DPL Inc.'s common stock.

     Subsequent installments, if any, will be paid annually or quarterly, as elected by the Participant, as specified in the Election Form, until the entire amount credited to his/her accounts are paid. Shares of DPL Inc.'s common stock will be valued at their closing sales price on the New York Stock Exchange Composite Transaction Tape on the date a cash payment would otherwise have been paid. (If no sale occurs on such date, the common shares shall be valued on the next preceding date on which a sale occurs). As soon as practical thereafter, DPL Inc. will issue and deliver that number of shares of DPL Inc.'s common stock equal in value to the amount of the payment, divided by the determined price of such common shares; provided, however, that DPL Inc. will not be obligated to issue and deliver fractional shares and, in lieu thereof, the Participant shall receive cash.

     C. EARLY DISTRIBUTION. A Participant may in no event receive a distribution of all or a portion of amounts credited to his Standard Deferral Account prior to the time that the Participant elected to receive such amounts pursuant to the Plan. Notwithstanding the foregoing: (i) the CEO may, upon receiving a written request from the Participant or his or her beneficiary as provided in Section 5 hereof in the event of the death of a Participant, upon determining that a distribution is in the best interest of the Company and the Participant (or his or her beneficiary) taking into account the financial condition of each, distribute all or a portion of the amount credited to the Participant's Standard Deferral Account; and (ii) upon written request by a Participant to receive his entire account balance in the Plan made at any time after termination of his or her employment (or consultation arrangement) with DP&L or DPL Inc., for any reason, after a Change of Control, the amount credited to such Participant's Standard Deferral Account shall be paid to such Participant in a lump sum within ten (10) days after the date of such written request, provided that the Participant shall be entitled to only 90% of such account balance and shall irrevocably forfeit 10% of such account balance by making the withdrawal.

     D. WITHHOLDINGS. Any taxes required to be withheld by any Federal, state, or local government will be deducted from all deferred payments and paid for the account of the Participant.

     E. PAYMENTS IN KIND. Notwithstanding any other provision of the Plan, after a Change of Control, any portion of a distribution to be made from an Eligible Participant's Standard


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Deferral Account may, at the request of such Eligible Participant at least 30 days prior to the scheduled date of such distribution, be made by the Trustees of the Master Trust(s) pursuant to which benefits under the Plan are being funded, in the sole and absolute discretion of such Trustees, in the form of any Eligible Investment Options actually held by such Master Trust(s) for purposes of funding such distribution to such Eligible Participant under the Plan. For purposes of making any such distribution, any Eligible Investment Option so distributed shall be valued at its closing price on the last business day immediately preceding the date of such distribution and such distribution shall be net of any applicable federal, state or local withholding taxes unless the Eligible Participant makes a cash payment, concurrently with such distribution, to the Master Trust(s) making such distribution for the purpose of paying such withholding taxes. Nothing contained in this Section 4(F) shall require the Company (or any of the Master Trusts) to purchase, hold or dispose of any Eligible Investment Options designated by Eligible Participants. To the extent that any Master Trust holds any Eligible Investment Options, the same shall remain the sole property of the Company, subject to the claims of its general creditors and shall not be deemed to form a part of any Eligible Participant's Standard Deferral Account and no Participant shall have any property interest therein or claim thereto.

     F. UNREIMBURSED AMOUNTS. Notwithstanding any other provision of the Plan, in the event that there exists an Unreimbursed Amount as to an Eligible Participant, then (a) no distribution of the amount credited to such Eligible Participant's Standard Deferral Account shall be made pursuant to Section 4(A) or otherwise to the extent that, after giving effect to any such proposed distribution, the amount then credited to such Eligible Participant's Standard Deferral Account would be less than the Unreimbursed Amount of such Eligible Participant and (b) any amounts which are not distributed from such Eligible Participant's Standard Deferral Account by reason of the foregoing clause (a) shall be paid to such Eligible Participant promptly after the date of, and only to extent of, any reimbursement of such Unreimbursed Amount.

     G. LUMP SUM DISTRIBUTION IN CERTAIN CIRCUMSTANCES. Notwithstanding any other provision of the Plan or any election made by a Participant in an Election Form, in the event that, at the time of the termination of a Participant's employment or at any time thereafter, the amount then credited to such Participant's Standard Deferral Account is less than $100,000, then the Company may, at its option, distribute to such Participant in a single lump sum payment the entire amount then credited to such Participant's Standard Deferral Account.

5.   PAYMENTS IN THE EVENT OF DEATH.

     A. DESIGNATION OF BENEFICIARY. On his/her Election Form, each Participant will designate one or more beneficiaries to whom payments will be made in the event of his/her death. The Participant may change the beneficiary without the beneficiary's consent; however, no change will be effective until received in writing by the Committee (or its delegate) or, in the event of a


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Change of Control, by the Trustees of the Master Trust(s) pursuant to which benefits under the Plan are being funded. If a beneficiary survives the Participant, all amounts credited to such Participant's account will be paid to the designated beneficiary or his estate as provided below. If a Participant has not designated a beneficiary, or the designated beneficiary does not survive the Participant, then the unpaid deferred amounts will be paid to the Participant's estate.

     B. PAYMENT TO DESIGNATED BENEFICIARY. If a Participant dies before payment of all deferred amounts credited to his/her Standard Deferral Account, amounts so credited will be paid as directed by the Participant on his/her Election Form.

6.   TERMINATION OR MODIFICATION OF ELECTION.

     In any year, a Participant may terminate or modify, for that year, his/her deferred election by written notice delivered to the Secretary of the Company. Any such notice will become effective on the last day of the month it is given and will apply only to compensation payable after such effective date. Amounts credited to a Participant's accounts prior to the effective date of any termination or modification will not be affected and will be paid in accordance with Sections 4 and 5.

7.   MASTER TRUSTS.

     A. PARTICIPANT'S ACCOUNTS. The Company has established, and may in the future establish, one or more trusts (each such trust, as it may be amended from time to time, is referred to herein as a "Master Trust") for the purpose, among others, of securing the performance by the Company of its obligation to Participants to make the distributions under the Plan and has funded one or more of the Master Trusts in an aggregate amount of cash and/or DPL Inc.'s common shares as the Company has determined to be equal to the value of all currently vested or earned benefits of the Participants under the Plan. Pursuant to one or more of the Master Trusts, each Participant has been assigned a separate account as a mechanism for measuring the potential benefits which may be distributed in the future. Subsequent transfers of cash and/or DPL Inc.'s common shares which the Company is required to make to the Master Trusts pursuant to Section 7.B or 8.C hereof or otherwise shall be allocated among the Master Trusts as the Committee may determine from time to time.

     B. SUCCESSIVE TRANSFERS. On or before the twentieth day following the end of each successive calendar quarter, the Company shall transfer to one or more of the Master Trusts an aggregate amount of cash and/or shares of DPL Inc.'s common stock as it shall determine to be equal to the value of benefits of Participants under the Plan which benefits have vested or have been earned during such calendar quarter.

     C. TITLE TO FUNDS. DP&L shall retain beneficial ownership of all cash or shares transferred to the Master Trusts and such cash or shares will be subject to the claims of DP&L's creditors. No Participant or beneficiary has or will have any


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property interest in the cash or shares held in the Master Trusts or in any other specific asset of the Company.

8.   CHANGE OF CONTROL.

     A. AUTOMATIC TRANSFER OF AUTHORITY. In the event of a Change of Control, any and all authority and discretion which is exercisable by the Committee, or the CEO, as heretofore or hereafter described in the Plan, including, without limitation, the authority to change the Eligible Investment Options as provided in Section 3.D. hereof, shall automatically be transferred to the Trustees of each Master Trust to the extent that benefits under the Plan are being funded under such Master Trust.

     B. (Intentionally left blank.)

     C. FUNDING OF MASTER TRUSTS. Upon a Change of Control, the Company shall immediately transfer to one or more of the Master Trusts an aggregate amount of cash which, when combined with the other assets of the Master Trusts contributed or accruing thereto under or by reason of Section 7 hereof, is equal to all amounts credited to the Participants' Standard Deferral Accounts, including accumulated earnings.

9.   NOTICES.

     Any notice, election or any request required or permitted hereunder, which is to be mailed or requested from the Secretary or the CEO of the Company shall be delivered or mailed, postage prepaid, as follows:

               (i) Prior to a Change of Control; to the Secretary of DP&L at:

                    The Dayton Power and Light Company
                    MacGregor Park
                    1065 Woodman Drive
                    Dayton, Ohio  45432
                    Attention:  Corporate Secretary

               (ii) After a Change of Control; to the Trustees of each Master Trust pursuant to which the benefits under the Plan are being funded, at the notice address specified by such Trustees in the applicable trust agreement.

     The Company or Trustees may from time to time change their addresses for receipt of notices by giving notice of such change to the Participants, but no such change shall be deemed to be effective until notice thereof is actually received by the Participant to whom it is directed.

10.  NONASSIGNABILITY.

Neither a Participant, nor his beneficiary, nor any other individual shall have any right by way of anticipation or otherwise to alienate, sell, transfer, assign, pledge, charge


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     or otherwise dispose of any benefits which may become payable under this
     Plan, prior to the time that payment of any such benefit is made, and any attempted anticipation, alienation, sale, transfer, assignment, pledge, charge, or other disposition shall be null and void. Furthermore, none of the benefits payable under this Plan shall be subject to the claim or legal process of the creditors of any Participant or of the beneficiary, spouse or former spouse of any Participant or of any other person or entity.

11.  INTERPRETATION AND AMENDMENT.

     This Plan will be administered by the Committee. The decision of the Committee with respect to the administration or interpretation of the Plan will be final and binding. The Committee reserves the right, prior to a Change in Control, to amend, modify or terminate the Plan; provided, however, that (i) no amendment, modification or termination of the Plan shall affect an election to defer payments already in effect for the current calendar year or any preceding calendar year or shall otherwise adversely affect any right or benefit earned or accrued under the Plan by any Participant prior to any such amendment, modification or termination without the prior written consent of such Participant, and (ii) following a Change of Control the Committee's discretion will be exercised as provided in Section 8.A hereof; provided further that the Trustees shall have no authority to terminate the Plan.

12.  GENDER AND NUMBER.

     Except when indicated by the context, any masculine terminology used herein shall also include the feminine, and the use of any term herein in the singular may also include the plural.

13.  NO RIGHTS AS SHAREHOLDERS.

     Participants whose accounts are credited with amounts under the Plan shall have no rights as shareholders of the Company as a result thereof unless and until the shares of DPL Inc. common stock, if any, are distributed to the respective Participants.

14.  NO RIGHT TO EMPLOYMENT.

Nothing in the Plan shall confer upon any Participant the right to continued employment with the Company, nor shall it interfere with the rights of the Company to discharge any person and/or to treat him without regard to the effect which such treatment might have upon him as a person covered by this Plan.

15.  GOVERNING LAW.

     This Plan shall be construed, rendered and governed by the laws of the State of Ohio.


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                                    EXHIBIT A

                       THE DAYTON POWER AND LIGHT COMPANY

                       KEY EMPLOYEES DEFERRED COMPENSATION

                           DEFERRAL AND ELECTION FORM


DEFERRAL INSTRUCTIONS:

     A key employee may defer compensation pursuant to the provisions of the Key Employees Deferred Compensation Plan (the "Plan"). Amounts deferred under the Plan will be paid in accordance with the Participant's Election as provided below to the extent that it is consistent with the terms and conditions of the Plan.


STANDARD DEFERRAL ACCOUNT
ELECTION TO PARTICIPATE:

     I elect to defer the following percentage or dollar amount of my [insert date] compensation pursuant to the Standard Deferral Provisions of the Plan.

         Base Salary                $_______________ or ___________%

         Incentive Compensation     $_______________ or ___________%


ELECTION (PAYMENT) INSTRUCTIONS:

STANDARD DEFERRAL ACCOUNT

     1. Payments. Payments shall be made or commence from my Standard Deferral Account by no later than the January 31 immediately following (check one):

        a. ___ a specified date either before or after termination of employment (Specify Date: ___________); or

        b. ___ at such date as I reach the age at which I can earn unlimited amounts without reduction of benefits under the Social Security Act and the regulations promulgated thereunder.

     Such payments from my account shall be paid as follows (check one):

        a. ___  lump sum payment; or


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

        b. ___ annually over a period of up to twenty years. (Specify number of years ___________).

     I request that such payments be made in the form of DPL Inc. shares, rather than cash.

           ___  Yes        ___  No

     Upon my death (check one):

           ___ payments to my beneficiary shall continue or commence in the same method to be paid to me as elected above.

           ___  payments are to be made to my beneficiary in a lump sum.


DESIGNATION OF BENEFICIARIES

     All payments required to be made under the Plan to my designated beneficiary in the event of my death shall be made to the following person:

Name of designated
beneficiary:                        ______________________________

Address of designated
beneficiary:                        ______________________________

                                    ______________________________

                                    ______________________________

     If the above-designated beneficiary does not survive me, the payments will be made to the following successor beneficiary (or to my estate on failure to designate otherwise):

Name of designated
beneficiary:                        ______________________________

Address of designated
beneficiary:                        ______________________________

                                    ______________________________

                                    ______________________________


                                    ______________________________
                                     Signature of Executive

                                    ______________________________
                                     Date


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

     This Deferral and Election Form was received by the Secretary of the Company on ___________________________.


                                    ______________________________
                                    Secretary

                                    EXHIBIT B

                       THE DAYTON POWER AND LIGHT COMPANY

                    KEY EMPLOYEES DEFERRED COMPENSATION PLAN

                         INVESTMENT OPTION ELECTION FORM


     I elect to have amounts credited to my Standard Deferral Account under the Plan to be deemed invested, effective [insert date], in the following Eligible Investment Options, as provided in Section 3(D) of the Plan:

                                                    Percentage of Standard
                                                   Deferral Account Invested
                                                    (whole percentages, not
Eligible Investment Option                              less than 10%)
--------------------------                         -------------------------

Vanguard Index Trust - 500 Portfolio                        _____%

Vanguard Index Trust - Small Cap Stock                      _____%
  Portfolio

Vanguard Index Trust - Total International                  _____%
  Portfolio

Vanguard Index Trust - Total Bonds                          _____%

(Note: In the absence of any designation with respect to all or any portion of your Standard Deferral Account, your Standard Deferral Account (or such portion) will be deemed invested in the Vanguard Index Trust - Total Bonds as provided in
Section 3(D) of the Plan).

     If the Company and I have entered into a split-dollar life insurance arrangement, then the Unreimbursed Amount (as defined in the Plan) shall reduce the amount which would otherwise be deemed invested in the following Eligible Investment Options in the following percentages of the Unreimbursed Amount:

                                                         Percentage of
                                                         Unreimbursed
Eligible Investment Option                                  Amount
--------------------------                               -------------

Vanguard Index Trust - 500 Portfolio                        _____%

Vanguard Index Trust - Small Cap  Stock                     _____%
  Portfolio

Vanguard Index Trust - Total International                  _____%
  Portfolio

Vanguard Index Trust - Total Bonds                          _____%


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

                                    ______________________________
                                    Signature of Executive

                                    ______________________________
                                    Date

     This Investment Option Election was received by the Secretary of the Company on ________________.


                                    ______________________________
                                    Secretary


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

                                   SCHEDULE I


                           ELIGIBLE INVESTMENT OPTIONS



                  Vanguard Index Trust - 500 Portfolio

                  Vanguard Index Trust - Small Cap Stock Portfolio

                  Vanguard Index Trust - Total International Portfolio

                  Vanguard Index Trust - Total Bonds


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